Exhibit 10.1
THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521

June 15, 2023

Ms. Christine M. McCarthy
Senior Executive Vice President
and Chief Financial Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Dear Ms. McCarthy:

This letter amends the employment agreement dated as of July 1, 2015, as amended and assigned to Disney Financial Services Co, LLC (the "Agreement"), between you and The Walt Disney Company (the "Company"), to specify your duties during the pendency of a paid leave, commencing effective July 1, 2023 and continuing through June 30, 2024 (the “Leave Period”), granted at your request to care for your family and/or yourself.

Effective as of July 1, 2023, your title shall be changed to “Strategic Advisor.” During the Leave Period, you will no longer be required to perform your prior duties as, or have the title of Senior Executive Vice President and Chief Financial Officer of the Company. Instead, during the Leave Period, as Strategic Advisor, your principal responsibilities will be to assist the Company as reasonably requested in the process of appointing a permanent successor as the Company’s chief financial officer and to ensure a smooth transition of the duties of such position to the person(s) designated by the Company to perform such services, whether on an interim or permanent basis, during the Leave Period. You and the Company have mutually agreed that your employment will end at the conclusion of the Leave Period, which coincides with the Schedule Expiration Date of the Agreement.

During the Leave Period, you will continue to be an employee of Disney Financial Services Co., LLC. You will remain subject to all Company policies. You may also be entitled to certain rights under FMLA (Family Medical Leave Act) or other similar laws.

We hereby confirm that, during the Leave Period, you may continue to engage in previously approved third-party Board activities and may request to engage in additional third-party Board or similar advisory activities in accordance with the Company’s generally applicable processes. The Company’s consent to any such additional request will not be unreasonably withheld provided that such request satisfies the standards applied prior to the commencement of the Leave Period, including compliance with the Company’s conflict-of-interest policy.

Except as otherwise expressly provided above, the remaining terms and conditions of the Agreement will continue in full force and effect.

Very truly yours,

THE WALT DISNEY COMPANY

By:	/s/ Sonia Coleman
Sonia Coleman
Senior Executive Vice President and Chief Human Resources Officer

DISNEY FINANCIAL SERVICES CO., LLC

By:	/s/ Sonia Coleman
Sonia Coleman
Vice President

ACCEPTED AND AGREED:

/s/ Christine M. McCarthy
Christine M. McCarthy

Dated:	June 15, 2023
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